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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300
                                 April 24, 2001


Sun Microsystems, Inc.
901 San Antonio Road
Palo Alto, CA  94303

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to Sun Microsystems, Inc., a Delaware corporation (the "Company") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about April 24, 2001 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of 62,830 shares of the Company's Common Stock, par value $0.00067 per share (the "Shares"), reserved for issuance under the InfraSearch, Inc. 2000 Stock Plan, as amended (the "Plan").

     As your legal counsel, we have examined the Restated Certificate of Incorporation, as amended, and Bylaws of the Company, the Plan and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by the Company in connection with the operation and administration of the Plan and the sale and issuance of the Shares pursuant to the Plan.

     It is our opinion that the Shares, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                       Sincerely,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation


                                       /s/ WILSON SONSINI GOODRICH & ROSATI